UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2021

PGT Innovations, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37971	20-0634715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Technology Drive, North Venice, FL		34275
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (941) 480-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	PGTI	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On September 24, 2021, PGT Innovations, Inc., a Delaware corporation (the “Company”), issued $575,000,000 in aggregate principal amount of its 4.375% senior notes due 2029 (the “Notes”) pursuant to an indenture (the “Indenture”), dated September 24, 2021, by and among PGT Innovations, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee (the “Trustee”).

The Notes were issued at 100.000% of par plus accrued interest from September 24, 2021. The Notes were offered and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Notes bear interest at a rate of 4.375% per annum. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2022. The Notes mature on October 1, 2029.

The Notes are jointly and severally and fully and unconditionally guaranteed on a senior unsecured basis by each of the Company’s existing and future domestic restricted subsidiaries, other than any unrestricted subsidiary and any restricted subsidiary of the Company that does not guarantee the Company’s existing senior secured credit facilities or any permitted refinancing thereof.

The terms of the Notes are governed by the Indenture. The Indenture contains covenants limiting the ability of the Company and any guarantors to, among other things, (i) incur additional indebtedness; (ii) pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments; (iii) enter into agreements that restrict distributions from restricted subsidiaries; (iv) sell or otherwise dispose of assets; (v) enter into transactions with affiliates; (vi) create or incur liens; merge, consolidate or sell all or substantially all of the Company’s assets; (vii) place restrictions on the ability of subsidiaries to pay dividends or make other payments to the Company; and (viii) designate the Company’s subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. Upon the occurrence of a “change of control,” as defined in the Indenture, the Company is required to offer to repurchase the Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

The Company may redeem some or all of the Notes at the redemption prices and on the terms specified in the Base Indenture.

The Indenture contains customary events of default, including, among other things, (i) failure to make required payments; (ii) failure to comply with certain agreements or covenants; (iii) failure to pay certain other indebtedness; (iv) certain events of bankruptcy and insolvency; and (v) failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding series of Notes, as applicable, to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the applicable series of Notes.

A copy of the Indenture and the form of the Notes are attached to this Current Report on Form 8-K as Exhibit 4.1 and 4.2, respectively, and are incorporated by reference herein. The foregoing descriptions of the Indenture and the form of the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture and the form of the Notes.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference.

ITEM 8.01 Other Events.

On September 27, 2021, the Company issued a press release announcing the closing of the sale of the Notes.

A copy of the press release, which was issued pursuant to and in accordance with Rule 135c under the Securities Act, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	4.1	Indenture, dated as of September 24, 2021, by and among the Company, the guarantors party thereto and U.S. Bank National Association
	4.2	Form of 4.375% Notes due 2029 (included in Exhibit 4.1)
	99.1	PGTI $575M Closing Press Release on September 27, 2021
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT INNOVATIONS, INC.

By:  /s/ Brad West

Name:  Brad West

Title:  Interim Chief Financial Officer and Senior Vice President

Of Corporate Development and Treasurer

Dated:  September 28, 2021